EXHIBIT (9)(d)


                    STATE STREET BANK AND TRUST COMPANY


                   TRANSFER AGENT AND REGISTRAR SERVICES
                               FEE AGREEMENT
                                    FOR
                        ALL GABELLI CLOSED-END FUNDS


 ONGOING TRANSFER AGENT FEES

 $6.00 per shareholder account per annum for open accounts and $4.00 per closed shareholder account per annum. Includes the issuance and registration of the first 1,500 credit certificates in a calendar years, per fund. Excess credits beyond 1,500 to be billed at $1.25 each within a calendar year.

                          For each dividend reinvestment per participant
                                    $.75
                          For each optional cash infusion
                                    $.75

 ACCOUNT MAINTENANCE SERVICES

      Establishing new accounts

      Preparation and mailing of W-9 solicitation to new accounts without T.I.N.'s

      Address changes

      Processing T.I.N. changes

      Processing routine and non-routine transfers of ownership

      Issuance of credit certificates (see limits)

      Posting debit and credit transactions

      Providing a daily transfer journal of ownership changes

      Responding to written shareholder communications

      Responding to shareholder telephone inquiries; toll-free number

      Placing and releasing stop transfers

      Replacing lost certificates

      Registration of credit certificates (see limits)


 DIVIDEND DISBURSEMENT SERVICES

      Generate and mail twelve dividend checks per annum with one enclosure

      Replace lost dividend checks

      Processing of backup withholding and remittance

      Processing of non-resident alien withholding and remittance

      Preparation and filing of Federal Tax Forms 1099 and 1042

      Preparation and filing of State Tax Information as directed


 DIVIDEND REINVESTMENT SERVICES PROVIDED

      Processing optional cash investments and acknowledging same

      The reinvestment of dividend proceeds for participants

      Participant withdrawal or sell requests

      Preparation, mailing and filing of Federal Tax Form 1099B for sales

      Preparation and mailing of reinvestment statements


 ANNUAL MEETING SERVICES

      Coordination of mailing of proxies, proxy statement, annual report and business reply envelope (all out-of-pocket expenses, including printing of proxy cards, postage, and envelope costs will be billed as incurred)

      Providing one set of labels of banks, brokers and nominees for broker search

      Providing an annual Meeting Record Date list

      Tabulation of returned proxies

      Daily reporting of tabulation results

      Interface support during solicitation effort

      Providing one Inspector of Election at Annual Meeting (out-of-pocket travel expenses billed as cost as incurred)

      Providing an Annual Meeting Final Voted list


 ADDRESSING AND MAILING SERVICES

      One complete statistical report annually

      -Shareholders by state
      -Shareholders by classification code
      -Shareholders by share grouping

      Geographical Analysis monthly


 TERMS OF FEE AGREEMENT

      Minimum $1,000. per month


 MISCELLANEOUS

      All out-of-pocket expenses such as postage, stationery, etc. will be billed as incurred


 ADDITIONAL SERVICES

      Services over and above this Fee Schedule will be invoiced in accordance with our current Schedule of Services or priced by appraisal.



                    STATE STREET BANK AND TRUST COMPANY


                     STOCK TRANSFER AGENT FEE AGREEMENT

                                    FOR

                        ALL GABELLI CLOSED-END FUNDS



 FEE AGREEMENT EFFECTIVE DATE:      4/1/95



 REQUIRED SIGNATURES:


                               ______________________________________
                               State Street Bank and Trust Company
                                              Date

 Name:  Charles V. Rossi
 Title: Vice President


                               ____________________________________
                               Gabelli Funds, Inc.
                                              Date


 Name:
 Title: